                                EXHIBIT 10.10.2
                                ---------------


                       Capital One Financial Corporation
                       ---------------------------------
          Amended and Restated Change of Control Employment Agreement
                    --------------------------------------


Each of the following executive officers of Capital One Financial Corporation has entered into an Amended and Restated Change of Control Employment Agreement in the form filed herewith:

Marjorie M. Connelly
Matthew J. Cooper
Dennis H. Liberson
William J. McDonald
Peter Schnall
Michael Shrader
David M. Willey

                       CAPITAL ONE FINANCIAL CORPORATION
                       ---------------------------------

                              [                 ]
                              ___________________

          AMENDED AND RESTATED CHANGE OF CONTROL EMPLOYMENT AGREEMENT
          -----------------------------------------------------------

     AGREEMENT by and between CAPITAL ONE FINANCIAL CORPORATION, a Delaware corporation (the "Company"), and ________________(the "Executive"), dated as of the 25/th/ day of January, 2000.

     The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.   Certain Definitions.
          -------------------
          (a) The "Effective Date" shall be the first date during the "Change of Control Period" (as defined in Section 1(b)) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated or the terms and conditions of the Executive's employment are adversely changed in a manner which would constitute grounds for a termination of employment by the Executive for Good Reason prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination of employment or adverse change (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose within 12 months of and in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment or adverse change.

          (b) The "Change of Control Period" is the period commencing on the date hereof and ending on the third anniversary of such date; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended.

     2.   Change of Control.  For the purpose of this Agreement, a "Change of
          -----------------
Control" shall mean:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% (or, if such shares are purchased from the Company, 40%) or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided,
                                                                  --------
     however, that any acquisition by (x) the Company or any of its
     -------
     subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control; or

          (b) Individuals who constitute the Board as of the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose appointment to fill a vacancy or to fill a new Board position or whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not in the aggregate, immediately following such Business Combination, beneficially own, directly or indirectly, more than

     60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

          (d) (i) a complete liquidation or dissolution of the Company or (ii) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

          (e) Notwithstanding the foregoing, a Change of Control shall not occur with respect to the Executive by reason of any event which would otherwise constitute a Change of Control if, immediately after the occurrence of such event, individuals including such Executive who were executive officers of the Company immediately prior to the occurrence of such event, own, directly or indirectly, on a fully diluted basis, (i) 15% or more of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company or (ii) 15% or more of the combined voting power of the then outstanding voting securities of the Company or any acquiror or successor to substantially all of the business of the Company entitled to vote generally in the election of directors.

     3.   Employment Period. The Company hereby agrees to continue the Executive
          -----------------
in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on the second anniversary of such date (the "Employment Period").

     4.   Terms of Employment.
          -------------------

          (a)  Position and Duties.
               -------------------

               (i) During the Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 35 miles from such location.

               (ii) During the Employment Period, and excluding any periods of vacation, sabbatical and sick or similar leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

          (b)  Compensation.
               ------------

               (i)  Base Salary.  During the Employment Period, the Executive
                    -----------
          shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable, including by reason of deferral and before any reduction for the amount of such annual base salary which the Executive may have agreed to forgo in exchange for the receipt of stock options from the Company, to the Executive by the Company and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other peer executives of the Company and its affiliated companies. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" includes any company controlled by, controlling or under common control with the Company. Any payments of the Executive's Annual Base Salary made under this Section 4(b)(i) may be reduced to the extent provided in an election made by the Executive to forgo any or all base salary otherwise payable in exchange for the receipt of stock options from the Company. The Company shall maintain an account (the "Stock Option Purchase Account"), the balance of which, as of any date, shall be equal to the aggregate dollar amount of base salary and bonuses that the Executive has agreed to forgo in exchange for the receipt of such stock options, less the amount of such base salary or bonuses or other compensation (including amounts payable upon termination of employment) actually forgone.

               (ii) Annual Bonus.  In addition to any Annual Base Salary payable
                    ------------
          as hereinabove provided, the Executive shall be awarded, for each fiscal year beginning or ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the sum of the target award under the Company's Executive Annual Cash Incentive Plan and any other target awards under any other similar annual incentive plans (or, if no such target award is designated under the Company's Executive Annual Cash Incentive Plan or any similar plan, the midpoint between the high and low bonus payable to the Executive under such plan); provided, however, that such target or midpoint, as
                            --------  -------
          the case may be, shall not be less than such target or midpoint under such plans in the year immediately preceding the Change of Control (the "Recent Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus. Any payments of the Executive's Annual Bonus made under this
          Section 4(b)(ii) may be reduced to the extent provided in an election made by the Executive to forgo any or all bonus amounts otherwise payable in exchange for the receipt of stock options from the Company.

               (iii)  Incentive, Savings and Retirement Plans.  In addition to
                      ---------------------------------------
          any Annual Base Salary and Annual Bonus payable as hereinabove provided, the Executive shall be entitled to participate during the Employment Period in all incentive, profit-sharing, savings and retirement plans, practices, policies and programs (including any stock-based plans) applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive, savings and retirement benefit opportunities (including under any stock-based plans), in each case, less favorable, in the aggregate, except as required to comply with statutory requirements of general application which limit the level of benefit opportunity, than (A) the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or (B) if more favorable to the Executive, those provided at any time after the Effective Date to other peer executives of the Company and its affiliated companies; provided that no award shall be granted or contributions made under any such plan, practice, policy or program to the extent the Executive has made an election to forgo awards or contributions under such plan, practice, policy or program of the Company in exchange for the receipt of stock options from the Company; and provided further that any effect on the Executive's participation or benefit level resulting from the Executive's not receiving an Annual Base Salary as a result of an election made by the Executive to forgo any or all base salary otherwise payable in exchange for the receipt of stock options from the Company shall be governed by the terms of those plans, practices, policies and programs of general applicability.

               (iv) Welfare Benefit Plans.  During the Employment Period, the
                    ---------------------
          Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, split-dollar life insurance, accidental death and travel accident insurance plans and programs) to the extent generally applicable to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than (x) the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or (y) if more favorable to the Executive, those provided at any time after the Effective Date generally to other peer executives of the Company and its affiliated companies.

               (v)   Expenses. During the Employment Period, the Executive shall
                     --------
          be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

               (vi)  Fringe Benefits.  During the Employment Period, the
                     ---------------
          Executive shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

               (vii) Office and Support Staff.  During the Employment Period,
                     ------------------------
          the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

               (viii)  Vacation and Other Paid Leave.  During the Employment
                       -----------------------------
          Period, the Executive shall be entitled to paid vacation and other paid leave in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; provided that such vacation or other leave may not be paid vacation or paid leave to the extent provided in an election made by the Executive to forgo any or all base salary otherwise payable in exchange for the receipt of stock options from the Company.

     5.   Termination of Employment.
          -------------------------

          (a)  Death or Disability.  The Executive's employment shall terminate
               -------------------
     automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 13(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

          (b)  Cause.  The Company may terminate the Executive's employment
               -----
     during the Employment Period for Cause. For purposes of this Agreement, "Cause" means (i) an action taken by the Executive involving willful and wanton malfeasance involving specifically a wholly wrongful and unlawful act, or (ii) the Executive being convicted of a felony.

          (c)  Good Reason.  The Executive's employment may be terminated during
               -----------
     the Employment Period by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means:

               (i) The assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii) Any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (iii) The Company's requiring the Executive to be based at any office or location other than that described in Section 4(a)(i)(B) hereof;

               (iv) Any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

               (v) Any failure by the Company to comply with and satisfy Section 11(c) of this Agreement.

          (d)  Notice of Termination.  Any termination by the Company for Cause
               ---------------------
     or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen days after the giving of such notice). In the case of a termination of the Executive's employment for Cause, a Notice of Termination shall include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote), finding that in the good faith opinion of the Board the Executive was guilty of conduct constituting Cause. No purported termination of the Executive's employment for Cause shall be effective without a Notice of Termination. The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing the Executive's rights hereunder.

          (e)  Date of Termination.  "Date of Termination" means the date of
               -------------------
     receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that (i) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and
     (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

          (f)  Transition Period.  "Transition Period" means the period
               -----------------
     commencing on the Date of Termination and ending on the twenty-four month anniversary of the Date of Termination.

     6.   Obligations of the Company upon Termination.
          -------------------------------------------

          (a)  Death.  If the Executive's employment is terminated by reason of
               -----
     the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than the following obligations:
     (i) payment of the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (ii) payment of the product of (x) the greater of (A) the annual bonus paid or payable, including by reason of deferral and before any reduction for the amount of such bonus which the Executive may have agreed to forgo in exchange for the receipt of stock options from the Company (and annualized for any fiscal year consisting of less than twelve full months or for which the Executive has been employed for less than twelve full months), for the most recently completed fiscal year and (B) the Recent Annual Bonus (such greater amount hereafter referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and
     (iii) payment of any bonus earned or accrued by the Executive for the most recently completed fiscal year prior to the Date of Termination and not yet paid by the Company, any payment of any compensation previously deferred by the Executive (together with any accrued interest thereon) and not yet paid by the Company and any pay for vacation and sabbatical earned but not yet taken (the amounts described in paragraphs (i), (ii) and (iii) are hereafter referred to as "Accrued

     Obligations"). The amount of the Company's payment obligations under paragraphs (i), (ii) and (iii) of the Accrued Obligations shall be reduced by the amount of any such Annual Base Salary or Annual Bonus, respectively, that the Executive had elected to forgo in exchange for the receipt of stock options from the Company (the "Net Accrued Obligations"). All Net Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive's estate and family shall be entitled to receive benefits at least equal to the most favorable benefits provided generally by the Company and any of its affiliated companies to the estates and surviving families of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect generally with respect to other peer executives and their estates and families at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death generally with respect to other peer executives of the Company and its affiliated companies and their families; provided that this sentence shall not apply to benefits under any incentive, profit-sharing, savings and retirement plans, practices, policies and programs (including any stock-based plans) to the extent the Executive has made an election to forgo awards or contributions under such plan, practice, policy or program of the Company in exchange for the receipt of stock options from the Company.

          (b) Disability.  If the Executive's employment is terminated by reason
              ----------
     of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for Net Accrued Obligations. All Net Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families; provided that this sentence shall not apply to benefits under any incentive, profit-sharing, savings and retirement plans, practices, policies and programs (including any stock-based plans) to the extent the Executive has made an election to forgo awards or contributions under such plan, practice, policy or program of the Company in exchange for the receipt of stock options from the Company.

          (c)  Cause; Other than for Good Reason.  If the Executive's employment
               ---------------------------------
     shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive Annual Base Salary through the Date of Termination plus the amount of any bonus earned or accrued by the Executive for the most recently completed fiscal year prior to the Date of Termination and any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid. The amount of the Company's payment of such Annual Base Salary shall be reduced by the amount of any such Annual Base Salary that the Executive has elected to forgo in exchange for the receipt of stock options from the Company. If the Executive terminates employment during the Employment Period other than for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Net Accrued Obligations. All applicable amounts due to the Executive pursuant to this Section 6(c) shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

          (d)  Good Reason; Other Than for Cause or Disability.  If, during the
               -----------------------------------------------

     Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability, or if the Executive shall terminate employment under this Agreement for Good Reason:

               (i) The Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                    (A) All Net Accrued Obligations; and

                    (B) The product of (x) two and (y) the sum of (i) Annual
               Base Salary and (ii) the Highest Annual Bonus; and

                    (C) an amount equal to any unvested account balance in any defined contribution plan, and any supplemental and excess retirement plans with respect thereto, that would have vested had the Executive's employment with the Company continued for the duration of the Transition Period;

                    (D) an amount equal to the contributions and accrued
               earnings that would have been made under any defined contribution plan, and any supplemental and excess retirement plans with respect thereto, had the Executive's employment with the Company continued for the duration of the Transition Period and had the Executive contributed to such plans at the highest rate permitted by such plans, calculated assuming that the terms of such plans are no less favorable than those in effect during the 90-day period immediately prior to the Effective Date, or if more favorable to the Executive, those in effect generally at any time thereafter with respect to such plans for other peer executives of the Company and its affiliated companies; and

               (ii) For the duration of the Transition Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(iv) of this Agreement if the Executive's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of the Company and its affiliated companies applicable generally to other peer executives and their families during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families. For purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed for the duration of the Transition Period and to have retired on the last day of such period. In lieu of the benefits provided for in this Section 6(d)(ii), the Executive may elect within 60 days of the Date of Termination to be paid an amount in cash equal to the present value of such benefits on an after-tax basis. In determining present value, a discount rate equal to the federal mid-term rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code") shall be utilized. The right to continued benefits granted to the Executive and/or his family pursuant to this Section 6(d)(ii) shall be in addition to any right of continued coverage under any of the plans, programs, practices and policies described in Section 4(b)(iv) of this Agreement which the Executive and/or his family may be entitled to under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") upon any loss of coverage under such plans, programs, practices and policies; and

               (iii) The Company shall provide the Executive with outplacement services (including office support and secretarial services), from a vendor determined by the Company, at a cost not to exceed $30,000.

     The amount payable by the Company to the Executive pursuant to Section 6(d)(i)(B) above will be reduced by any remaining balance in the Stock Option Purchase Account; provided that such reduction will not be made to the extent that the remaining balance is paid to the Company pursuant to any other repayment provision in any other agreement.

     7.   Non-exclusivity of Rights.  Except as otherwise specifically provided
          -------------------------
in this Agreement, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program except as explicitly modified by this Agreement.

     8.   Full Settlement.  The Company's obligation to make the payments
          ---------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of, and no amounts earned by the Executive at such other employment or otherwise shall reduce, the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest in which there is a reasonable basis for the claims or defenses asserted by the Executive and such claims and defenses are asserted by the Executive in good faith (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to Section 9 of this Agreement), plus in each case interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that the Company shall not be obligated to pay any such fees and expenses, and the Executive shall be obligated to return any such fees and expenses that were advanced, if a court of competent jurisdiction determines that the Executive was terminated for Cause.

     9.   Certain Additional Payments by the Company.
          ------------------------------------------

          (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by
     Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions not specified herein to be used in arriving at such determinations, shall be made by the Company's certified public accounting firm immediately prior to the Effective Date (the "Accounting Firm"). Such determination shall be made within fifteen business days after request therefor by notice from the Executive or the Company to such firm and to the other party hereto. In making such determination with respect to any matter which is uncertain, the Accounting Firm shall adopt the position which it believes more likely than not would be adopted by the

     Internal Revenue Service. The Accounting Firm shall provide detailed supporting calculations with respect to its determination both to the Company and the Executive within such fifteen business day period. All fees and expenses of the Accounting Firm under this Section 9(b) shall be borne solely by the Company. The initial Gross-Up Payment, if any, as determined pursuant to this Section 9(b), shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be final, binding and conclusive upon the Company and the Executive, except as provided in the following sentences of this Section 9(b). As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") or that Gross-Up Payments which have been made by the Company should not have been made ("Excess Gross-Up Payment"), consistent with the calculations required to be made hereunder. Either party hereto can request a redetermination by the Accounting Firm. An Underpayment can result from a claim by the Internal Revenue Service or from a determination by the Accounting Firm. In the event that the Internal Revenue Service makes a claim and the Company exhausts its remedies pursuant to Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall promptly determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. In the event that the Accounting Firm determines that an Underpayment has occurred, the Accounting Firm shall promptly determine the amount of the Underpayment, which shall be promptly paid by the Company to or for the benefit of the

     Executive. An Excess Gross-Up Payment can result from a determination by the Internal Revenue Service or the Accounting Firm. If the Accounting Firm makes an Excess Gross-Up Payment determination, it must furnish the Executive with a written opinion that the basis for its determination would be accepted by the Internal Revenue Service and that the Executive has a right to a refund of taxes or credit against taxes with respect to the Excess Gross-Up Payment. The Executive shall promptly repay to the Company an amount equal to the reduction in aggregate taxes due by the Executive resulting from such determination by the Internal Revenue Service or the Accounting Firm, provided that the Executive shall only be required to repay any portion of such amount that had been paid to the Internal Revenue Service to the extent that and when the Executive receives a refund from the Internal Revenue Service (or is entitled and able to utilize such amount as a credit against other taxes due).

          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) Give the Company any information reasonably requested by the Company relating to such claim,

               (ii) Take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) Cooperate with the Company in good faith in order effectively to contest such claim, and

               (iv) Permit the Company to participate in any proceedings relating to such claim;

     provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any taxes, including, without limitation, any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any taxes, including, without limitation, any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
     Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          (e) Payments or distributions by the Company to or for the benefit of the Executive pursuant to any "incentive stock options" (within the meaning of Section 422 of the Code) granted to the Executive which are vested as of the date hereof shall be "Excluded Payments." In the event that Payments which include Excluded Payments are subject to Excise Tax, the determinations made pursuant to Section 9(b) above shall be calculated with respect to all Payments (including any Excluded Payments), but any resulting Gross-Up Payment required to be made by the Company shall be reduced by the product of the Gross-Up Payment multiplied by a fraction the numerator of which is the Excluded Payments and the denominator of which is all Payments (including the Excluded Payments).

     10.  Confidential Information.  The Executive shall hold in a fiduciary
          ------------------------
capacity for the
benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement. The obligations of this Section 10 are in addition to and do not supersede any other confidentiality obligations of the Executive to the Company.

     11.  Successors.
          ----------

          (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     12.  Funding.  This Agreement constitutes an unfunded, unsecured obligation
          -------
of the Company and any payments made hereunder shall be made from the general assets of the Company. However, the Company has established a trust pursuant to a trust agreement and shall make contributions to such trust in accordance with the terms and conditions of such trust agreement for the purpose of assisting the Company in meeting its payment obligations under this Agreement.

     13.  Miscellaneous.
          -------------

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:
          --------------------
          To the address shown on the Company's records for tax reporting purposes.


          If to the Company:
          -----------------
          Capital One Financial Corporation
          2980 Fairview Park Drive
          Falls Church, Virginia  22042
          Attention: Officer-in-Charge,
                     Human Resources Division

     or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's failure to insist upon strict compliance with any provision hereof or the failure to assert any right the Executive may have hereunder, including, without limitation, the right to terminate employment for Good Reason pursuant to Section 5(c)(i)-(v), shall not be deemed to be a waiver of such provision or right or any other provision or right thereof.

          (f) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof and supercedes in its entirety any prior Change of Control Agreement by and between the Company and the Executive. Until the Effective Date, subject to the terms of any other employment agreement between the Executive and the Company, the Executive shall continue to be an "employee at will".

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                              _________________________________




                              CAPITAL ONE FINANCIAL CORPORATION



                              By:  ____________________________